UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 20, 2009, KAL Energy, Inc. (“KAL”) received a letter from an Australian lawyer acting for Kangaroo Metals Limited, a company listed on the Australian Stock Excahnge, and several of its affiliated individuals (“Kangaroo”), stating that Kangaroo is in the process of acquiring an interest in the project known as GPK and that KAL has in some way lost or relinquished its rights to the concession entitled PT Graha Panca Karsa (“GPK”) and that these rights belonged, or were soon to belong, to Kangaroo.  These claims were made by Kangaroo without providing any detail to support the assertions.  Further communication with Kangaroo has not clarified their basis for these claims under Indonesian law.  KAL is publicizing this dispute to clarify rumors that have been circulating in the marketplace.

KAL believes that Kangaroo and its affiliates are incorrect on several key points.  KAL reasserts that its economic rights to GPK, previously assigned to KAL through its subsidiary Thatcher Mining PTE, Ltd. (“Thatcher”) by way of a Cooperation and Investment Agreement, continue to exist and KAL categorically denies that it has conceded any rights with respect to any of the concessions over which it has any interest. Indonesian counsel is assisting KAL with respect to the defense of the Cooperation and Investment Agreement.  Despite KAL’s current cash position, it intends to defend its rights with respect to GPK.

By way of review on KAL’s position with respect to its rights to GPK, on February 15, 2007, KAL filed a Current Report on Form 8-K with the Securities and Exchange Commission in connection with the Agreement and Plan of Reorganization entered into on December 29, 2006 with Thatcher Mining that contained the Cooperation and Investment Agreement among Thatcher, GPK and its owners , see Exhibit No. 10.4.  On December 29, 2008, through a Current Report on Form 8-K, KAL disclosed that it had discovered possible inconsistencies and criminal actions perpetrated by an unidentified number of individuals associated with the title holders to the GPK and the PT Bunyut Bara Mandiri (“Bunyut”) concessions.  These investigations are ongoing.  On March 23, 2009, through a Current Report on Form 8-K, KAL disclosed that it continues: (i) to be confident in its rights to the economic benefits of the GPK and Bunyut projects, (ii) to work with local government regarding the GPK and Bunyut exploration license extensions, and (iii) supporting  the East Kalimantan police regarding their criminal investigation surrounding the GPK and Bunyut concessions.

Notwithstanding KAL’s stance with respect to its interests in GPK, as set forth above, this recent development involving Kangaroo and its affiliates could potentially further complicate KAL’s continued efforts to work with the local government regarding license extensions, as well as impacting KAL’s ultimate goal of commercializing the GPK interest.  There are a number of challenges facing KAL in addition to lack of funding and Kangaroo’s claims.  As previously disclosed, under Indonesian law, rights to a mining concession are preserved for 12 months while approval of the application for a license extension is pending.  In the case of GPK and Bunyut, this deadline is September 14, 2009.  Due to the current uncertainty surrounding the authorized spokesman for, and ownership of, GPK and Bunyut, KAL is not currently receiving reports regarding the status of these applications.

Further, as previously disclosed, after a period of extensive review and industry consultation, the Indonesian Parliament passed the Bill on Mineral and Coal Mining in January 2009, replacing the previous law dating from 1967.  KAL and its Indonesian advisers are continuing to assess the impact of the law to determine the meaning for KAL, its operations and future plans.  To date, KAL has not identified material impacts, but expects some additional administrative delay in Indonesia due to the challenges of adapting to a new legal regime.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

August 26, 2009	By:	/s/ William Bloking
William Bloking
President and CEO